(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated July 31, 2026, and each included in this Post-Effective Amendment No. 138 to the Registration Statement (Form N-1A, File No. 333-59745) of Voya Funds Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated May 27, 2026, with respect to Voya Government Money Market Fund, Voya GNMA Income Fund ,Voya High Yield Bond Fund, Voya Intermediate Bond Fund, Voya Short Duration Bond Fund, Voya Short Duration High Income Fund, Voya Strategic Income Opportunities Fund, Voya VACS Series CB Fund, and Voya VACS Series HYB Fund (the “Funds”) (nine of the funds comprising Voya Funds Trust) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended March 31, 2026, into this Registration Statement filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

July 29, 2026